                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       OWENS-ILLINOIS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     [LOGO]

                              OWENS-ILLINOIS, INC.

                           NOTICE AND PROXY STATEMENT

                                      FOR

                       THE ANNUAL MEETING OF SHARE OWNERS

                                   TO BE HELD

                            WEDNESDAY, MAY 12, 1999

                             YOUR VOTE IS IMPORTANT

    PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                              OWENS-ILLINOIS, INC.
                                  ONE SEAGATE
                               TOLEDO, OHIO 43666
                              -------------------
                    NOTICE OF ANNUAL MEETING OF SHARE OWNERS
                              -------------------

Dear Share Owner:

    You are cordially invited to attend the Annual Meeting of Owens-Illinois' share owners which will be held on Wednesday, May 12, 1999, at 2:00 p.m. in the auditorium of the Owens-Illinois World Headquarters Building, One SeaGate, Toledo, Ohio for the purpose of considering and voting upon the following matters:

    1.  The election of three directors for a term of three years.

    2. Such other business as may properly be presented for action at the meeting or any adjournment thereof.

    Enclosed is a Proxy Statement which provides information concerning the Company and the Board of Directors' nominees for election as directors. Also enclosed is a copy of the Company's Annual Report which describes the results of our operations during 1998 and provides other information about the Company which will be of interest.

    The Board of Directors fixed the close of business on March 15, 1999, as the record date for the determination of share owners owning the Company's Common Stock, par value $.01 per share, entitled to notice of and to vote at the Annual Meeting.

    Enclosed is a proxy card which provides you with a convenient means of voting on the matters to be considered at the meeting whether or not you attend the meeting in person. All you need do is mark the proxy card to indicate your vote, sign and date the card, then return it in the enclosed envelope as soon as conveniently possible. If the shares are held in more than one name, all holders of record should sign. If you desire to vote for all of the Board of Directors' nominees, you need not mark your votes on the proxy card but need only sign and date it and return it in the enclosed envelope.

    Management sincerely appreciates your support. We hope to see you at the Annual Meeting.

                                          By order of the Board of Directors,

                                          Joseph H. Lemieux
                                          Chairman of the Board

                                          James W. Baehren
                                          Secretary
March 31, 1999
Toledo, Ohio

                              OWENS-ILLINOIS, INC.
                                  ONE SEAGATE
                               TOLEDO, OHIO 43666

                              -------------------
             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHARE OWNERS
                            TO BE HELD MAY 12, 1999
                            ------------------------

    The Annual Meeting of the share owners of Owens-Illinois, Inc. (herein called the "Company") will be held on Wednesday, May 12, 1999, at 2:00 p.m. in the auditorium of the Owens-Illinois World Headquarters Building, One SeaGate, Toledo, Ohio. At the Annual Meeting, share owners will elect three directors for a term of three years, as more fully described below.

    This Proxy Statement has been prepared in connection with the solicitation by the Company's Board of Directors of proxies for the Annual Meeting and provides information concerning the persons nominated by the Board of Directors for election as directors, and other information relevant to the Annual Meeting. The Company intends to commence distribution of this Proxy Statement and the materials which accompany it on or about March 31, 1999.

    The record of share owners entitled to notice of and to vote at the Annual Meeting was taken as of the close of business on March 15, 1999 (the "record date"), and each share owner will be entitled to vote at the meeting any shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), held of record at the record date.

    Each share owner of record is requested to complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope. The proxy card lists each person nominated by the Board of Directors for election as director. Proxies duly executed and received in time for the meeting will be voted in accordance with share owners' instructions. If no instructions are given, proxies will be voted (a) to elect Edward A. Gilhuly, Robert J. Lanigan and John J. McMackin, Jr. as directors of the Company for a term of three years, and (b) in the discretion of the proxy holders as to any other business which may properly come before the meeting.

                             ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes as nearly equal in size as practicable. Each class holds office until the third Annual Meeting for selection of directors following the election of such class. The Board of Directors of the Company (the "Board") currently consists of eleven members, four of whom are Class II directors whose terms expire at this year's Annual Meeting, three of whom are Class III directors whose terms expire at the 2000 Annual Meeting, and four of whom are Class I directors whose terms expire at the 2001 Annual Meeting. All of the directors listed herein, including the nominees, have served as directors since the last Annual Meeting.

    As a result of the recent decision of Mr. Robert I. MacDonnell not to seek election to another term, the Board has elected to reduce the size of the Board of Directors from eleven to ten. The Board intends to search for a qualified candidate to serve as a director. Once a suitable candidate is identified, the Board will then expand the size of the Board to eleven directors and appoint such qualified candidate to fill the resulting vacancy.

    The Board has nominated three persons for election as Class II directors to serve for a three-year term expiring at the Annual Meeting of share owners to be held in 2002 and until their successors have been elected and qualified. The three nominees of the Board are Edward A. Gilhuly, Robert J. Lanigan and John J. McMackin, Jr., each of whom is currently serving as a director of the Company. If for any reason any of them should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other nominees. The Board, however, expects all nominees to be available.

    The nominees and the directors whose terms of office continue after this year's Annual Meeting are listed below with brief statements setting forth their present principal occupations and other information, including directorships in other public companies.

       THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHARE OWNERS
                 VOTE FOR THE THREE NOMINEES IDENTIFIED BELOW.
                       CLASS II: NOMINEES FOR 3-YEAR TERM

Edward A. Gilhuly                                                         Director since
Member of KKR & Co. L.L.C.,                                               1987
the general partner of                                                    Age 39
Kohlberg Kravis Roberts & Co., L.P.

Mr. Gilhuly was a general partner of Kohlberg Kravis Roberts & Co., L.P. from January 1, 1995 until January 1, 1996, when he became a member of the limited liability company which is the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Gilhuly has been a general partner of KKR Associates, L.P. since January 1, 1995, and prior thereto was a limited partner of KKR Associates, L.P. and an executive of Kohlberg Kravis Roberts & Co., L.P. Mr. Gilhuly is a director of Layne Christensen Company. He is Chairman of the Audit Committee and a member of the Executive and Compensation Committees.

Robert J. Lanigan                                                         Director since
Chairman Emeritus                                                         1987
                                                                          Age 71

Mr. Lanigan was the Chairman of the Board of Directors of the Company from 1984 to 1991 and the Chief Executive Officer of the Company from 1984 to 1990. Mr. Lanigan is a director of DaimlerChrysler AG, IMS Health Incorporated, Sonat, Inc. and Transocean Offshore Inc..

John J. McMackin, Jr.                                                     Director since
Member                                                                    1994
Williams & Jensen, P.C.                                                   Age 47

Mr. McMackin has been a member of Williams & Jensen for more than five years. He is a member of the Audit Committee.

                         CLASS I: TERM EXPIRES IN 2001

James H. Greene, Jr.                                                      Director since
Member of KKR & Co. L.L.C.,                                               1987
the general partner of                                                    Age 48
Kohlberg Kravis Roberts & Co., L.P.

Mr. Greene was a general partner of Kohlberg Kravis Roberts & Co., L.P. from January 1, 1993 until January 1, 1996, when he became a member of the limited liability company which is the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Greene has been a general partner of KKR Associates, L.P. since January 1, 1993, and prior thereto was a limited partner of KKR Associates, L.P. and an executive of Kohlberg Kravis Roberts & Co., L.P. Mr. Greene is a director of Accuride Corporation, Randall's Food Markets, Inc., RELTEC Corporation and Safeway Inc. He is a member of the Compensation Committee.

George R. Roberts                                                         Director since
Managing Member of KKR & Co. L.L.C.,                                      1987
the general partner of                                                    Age 55
Kohlberg Kravis Roberts & Co., L.P.

Mr. Roberts is a Founding Partner of Kohlberg Kravis Roberts & Co., L.P. and, effective January 1, 1996, he became a managing member of the limited liability company which is the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Roberts also is a general partner of KKR Associates, L.P. Mr. Roberts is a director of Accuride Corporation, Amphenol Corporation, Borden, Inc., The Boyds Collection, Ltd., Bruno's, Inc., Evenflo Company Inc., IDEX Corporation, KinderCare Learning Center, Inc., KSL Recreation Group, Inc., PRIMEDIA, Inc., Randall's Food Markets, Inc., Regal Cinemas, Inc., RELTEC Corporation, Safeway Inc. and Spalding Holdings Corporation. He is a member of the Executive Committee.

Mr. Roberts and Mr. Kravis are first cousins.

Robert J. Dineen                                                          Director since
Chairman of the Board of Directors                                        1994
Layne Christensen Company                                                 Age 69

Mr. Dineen has been Chairman of the Board of Directors of Layne Christensen Company since 1992. Prior to 1993, Mr. Dineen was President and Chief Executive Officer of The Marley Company for more than five years. Mr. Dineen is a director of Layne Christensen Company and Kansas City Power & Light Company. He is a member of the Audit Committee.

Thomas L. Young                                                           Director since
Executive Vice President                                                  1998
Owens-Illinois, Inc.                                                      Age 55

Mr. Young has been Executive Vice President, Administration and General Counsel since 1998. He previously served the Company as Executive Vice President, Administration, General Counsel, and Secretary (1993-1998). Mr. Young is a director of HCR Manor Care, Inc.

                        CLASS III: TERM EXPIRES IN 2000

Joseph H. Lemieux                                                         Director since
Chairman of the Board and                                                 1987
Chief Executive Officer                                                   Age 68
Owens-Illinois, Inc.

Mr. Lemieux has been Chairman of the Board of the Company since 1991 and Chief Executive Officer of the Company since 1990. Mr. Lemieux was President and Chief Operating Officer of the Company and its predecessor from 1986 to 1990. Mr. Lemieux is a director of HCR Manor Care, Inc. He is chairman of the Executive Committee.

Henry R. Kravis                                                           Director since
Managing Member of KKR & Co. L.L.C.,                                      1987
the general partner of                                                    Age 55
Kohlberg Kravis Roberts & Co., L.P.

Mr. Kravis is a Founding Partner of Kohlberg Kravis Roberts & Co., L.P. and, effective January 1, 1996, he became a managing member of the limited liability company which is the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Kravis also is a general partner of KKR Associates, L.P. Mr. Kravis is a director of Accuride Corporation, Amphenol Corporation, Borden, Inc., The Boyds Collection, Ltd., Bruno's, Inc., Evenflo Company, Inc., The Gillette Company, IDEX Corporation, KinderCare Learning Centers, Inc., KSL Recreation Group, Inc., Newsquest Capital plc, PRIMEDIA, Inc., Randall's Food Markets, Inc., Regal Cinemas, Inc., RELTEC Corporation, Safeway Inc., Sotheby's Holdings, Inc. and Spalding Holdings Corporation.

Michael W. Michelson                                                      Director since
Member of KKR & Co. L.L.C.,                                               1987
the general partner of                                                    Age 47
Kohlberg Kravis Roberts & Co., L.P.

Mr. Michelson has been a member of the limited liability company which is the general partner of Kohlberg Kravis Roberts & Co., L.P. since January 1, 1996. Prior thereto, he was a general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Michelson also is a general partner of KKR Associates, L.P. Mr. Michelson is a director of Amphenol Corporation, AutoZone, Inc. and Promus Corporation. He is chairman of the Compensation Committee and a member of the Executive Committee.

FUNCTIONS OF THE BOARD AND ITS COMMITTEES

    The Board has the ultimate authority for the management of the Company's business. The Board selects the Company's executive officers, delegates responsibilities for the conduct of the Company's operations to those officers, and monitors their performance.

    Important functions of the Board are performed by committees comprised of members of the Board. Subject to applicable provisions of the Company's By-Laws, the Board as a whole appoints the members of each committee each year at its first meeting following the Annual Meeting. The Board may, at any time, change the authority or responsibility delegated to any committee. There are three regularly constituted committees of the Board: the Executive Committee, the Audit Committee and the Compensation Committee. The Company does not have a nominating committee or any regularly constituted committee performing the functions of such a committee.

    The Executive Committee is empowered to exercise the authority of the Board in the management of the Company between meetings of the Board, except that the Executive Committee may not fill vacancies on the Board, appoint or remove officers, amend the Company's By-Laws or exercise certain other powers reserved to the Board or delegated to other Board committees.

    The Audit Committee recommends to the Board the firm of independent auditors to audit the Company's financial statements for each fiscal year; reviews with the independent auditors the general scope of this service; reviews the nature and extent of the non-audit services performed by the independent auditors; and consults with management on the activities of the Company's independent auditors and the Company's internal control structure.

    The Compensation Committee administers the Amended and Restated Stock Option Plan, the 1997 Equity Participation Plan and certain other benefit plans of the Company and makes recommendations to the Board with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company.

    During 1998, the Board held four formal meetings and the Audit Committee held one formal meeting. The Compensation Committee and the Executive Committee held no meetings in 1998. During 1998, each member of the Board attended 75% or more of the aggregate number of meetings of the Board and of committees of the Board of which he was a member, except Henry R. Kravis, Robert J. Lanigan and Robert I. MacDonnell. In addition to the formal meetings indicated above, the Board and the committees of the Board consulted frequently and often acted by written consent taken without a meeting.

           DIRECTOR AND EXECUTIVE COMPENSATION AND OTHER INFORMATION

DIRECTOR COMPENSATION

    Directors of the Company who are not Company officers are paid a fee of $35,000 annually plus expenses associated with meetings of the Company's Board.

SUMMARY COMPENSATION TABLE

    The following table shows, for the years ended December 31, 1996, 1997 and 1998, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company (the "named executive officers") in all capacities in which they served.

                                                                                LONG TERM COMPENSATION
                                                                         -------------------------------------
                                            ANNUAL COMPENSATION                   AWARDS              PAYOUTS
                                      --------------------------------   -------------------------   ---------
                                                             OTHER       RESTRICTED    SECURITIES    LONG-TERM
                                                             ANNUAL        STOCK       UNDERLYING    INCENTIVE    ALL OTHER
           NAME AND                    SALARY    BONUS    COMPENSATION    AWARD(S)    OPTIONS/SARS    PAYOUTS    COMPENSATION
      PRINCIPAL POSITION        YEAR   ($)(1)    ($)(2)      ($)(3)         ($)          (#)(4)       ($)(5)        ($)(6)
------------------------------  ----  --------  --------  ------------   ----------   ------------   ---------   ------------
Joseph H. Lemieux.............  1998  $601,400  $387,500    $ 76,028      $746,825(7)   160,000      $119,951      $ 57,056(8)
  Chairman and Chief            1997   578,333   537,500     113,066       593,208      200,000       231,840        23,113
  Executive Officer             1996   558,333   750,000     105,588             0       20,000       453,600        10,000

John L. Hodges (9)............  1998   228,333   150,000      22,726             0       15,000        97,461         9,133
  Vice President and            1997   218,500   175,000      21,869             0       15,000        94,017         8,740
  Technical Director            1996   211,000   160,000      22,767             0        8,000        91,973         8,177

R. Scott Trumbull.............  1998   262,500   200,000      28,869             0       75,000       109,418        10,500
  Executive V.P.,               1997   247,833   240,000      18,610             0       75,000       104,218         9,913
  International Operations      1996   237,000   220,000      24,278             0       15,000       101,952         9,000

David G. Van Hooser...........  1998   217,250   170,000      15,142             0       75,000        85,902        35,225(10)
  Senior Vice President and     1997   196,000   160,000      14,070             0       50,000        72,141         7,840
  Chief Financial Officer       1996   186,000   130,000      18,095             0       12,000        70,573        19,440

Thomas L. Young...............  1998   255,000   200,000      15,320             0       75,000       100,152        10,200
  Exec. V.P.--Administration    1997   236,167   240,000      21,876             0      101,567        94,944         9,447
  and General Counsel           1996   217,000   220,000      16,584             0       15,000        92,880         6,000

----------------------------------
 (1) Includes amounts deferred at the election of the named executive officer pursuant to the salary reduction provisions of the Stock Purchase and Savings Program.
 (2) The amounts disclosed in this column represent awards under the Owens-Illinois, Inc. Senior Management Incentive Plan for the year indicated. Except as otherwise provided in footnote 7 below, amounts, if any, deferred at the election of a named executive officer are included in the year earned.
 (3) The amounts disclosed in this column represent amounts reimbursed during the year for the payment of taxes.
 (4) No SAR's were granted to any of the named executive officers during 1998.
 (5) The amounts disclosed in this column represent awards under the Owens-Illinois, Inc. Performance Award Plan for the year indicated. Except as otherwise provided in footnote 7 below, amounts, if any, deferred at the election of an executive officer are included in the year earned.
 (6) The amounts disclosed in this column for 1998 represent matching cash contributions by the Company to the Stock Purchase and Savings Program ("SPASP") and the Executive Savings Plan, both defined contribution plans. The SPASP is a tax-qualified defined contribution plan intended to satisfy the requirements of Section 401(k) of the Internal Revenue Code of 1986. The Company contributes to each participant's account maintained under the SPASP an amount of Company stock equal to 50% of the participant's contributions to the SPASP but not more than 4% of (a) the participant's earnings or (b) $160,000 for 1998, whichever is lower.
   The Executive Savings Plan provides a benefit to any eligible individual for whom the 4% matching contribution would otherwise be in excess of the maximum permitted under the SPASP. The difference between the theoretical Company matching contribution under the SPASP for each participant, without regard to the legally imposed maximum, and the maximum contribution permitted under law is used to determine the number of theoretical shares of Company Common Stock which would have been purchased for the participant's account in the absence of the IRS limitation on participant's earnings of $160,000 for 1998. Such amount, including interest, is paid in cash to the individual at termination of employment.
 (7) Represents aggregate value of 29,651 shares of restricted stock received by Mr. Lemieux in 1999 in lieu of cash payments in the amounts of $262,500 and $359,854 pursuant to elections under the Company's Senior Management Incentive Plan and Performance Award Plan, respectively. See " Board Compensation Committee Report on Executive Compensation--Annual Incentive" and "--Long-Term Incentives" below. As of December 31, 1998, Mr. Lemieux held 15,211 shares of restricted stock of the Company with a value of $465,837 (determined by the closing price of the Common Stock on the New York Stock Exchange on December 31, 1998).
 (8) Also includes the $33,000 cash value of a whole life insurance policy purchased by the Company under the Senior Executive Life Insurance Plan and owned by Mr. Lemieux.
 (9) Mr. Hodges retired as Vice President and Technical Director of the Company as of January 31, 1999.
(10) Also includes the $26,580 cash value of a whole life insurance policy purchased by the Company under the Senior Executive Life Insurance Plan and owned by Mr. Van Hooser.

OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

    The following table provides information on option grants in 1998 to the named executive officers.

                                      INDIVIDUAL GRANTS                                            POTENTIAL REALIZABLE
----------------------------------------------------------------------------------------------       VALUE AT ASSUMED
                                          NUMBER OF                                                    ANNUAL RATES
                                         SECURITIES     % OF TOTAL                                    OF STOCK PRICE
                                         UNDERLYING    OPTIONS/SARS                                  APPRECIATION FOR
                                        OPTIONS/SARS    GRANTED TO    EXERCISE OR                     OPTION TERM(3)
                                           GRANTED     EMPLOYEES IN   BASE PRICE   EXPIRATION   ---------------------------
NAME                                         (#)        FISCAL YEAR     ($/SH)        DATE           5%            10%
--------------------------------------  -------------  -------------  -----------  -----------  ------------  -------------
Joseph H. Lemieux.....................       160,000(2)        8.9%    $ 39.9375     05/06/08   $  4,018,637  $  10,184,014
John L. Hodges........................        15,000(2)         .8%      39.9375     05/06/08        376,747        954,751
R. Scott Trumbull.....................        75,000(2)        4.2%      39.9375     05/06/08      1,883,736      4,773,757
David G. Van Hooser...................        75,000(2)        4.2%      39.9375     05/06/08      1,883,736      4,773,757
Thomas L. Young.......................        75,000(2)        4.2%      39.9375     05/06/08      1,883,736      4,773,757

------------------------------

(1) No SAR's were granted to any of the named executive officers during 1998.

(2) Exercises of one-half of the options are permitted after each of the fifth and sixth anniversaries of the dates of the grant; provided, options shall become exercisable after the first anniversary of the date of the grant thereof at the time when the average fair market value per share (as evidenced by the closing price of the underlying stock on the principal exchange on which it is traded) for any period of 20 consecutive trading days (commencing after such first anniversary) is at least equal to the product of the fair market value per share on the date of grant times the amount shown below under "Stock Price Multiple" as to the percentage of the shares of stock initially subject to the option shown below under "Exercise Percentage."

  STOCK PRICE      RESULTING
   MULTIPLE       STOCK PRICE     EXERCISE PERCENTAGE
         120%      $   47.93                  25%
         144%          57.51                  50%
         172%          68.69                  75%
         206%          82.27                 100%

    Under the Second Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc., for all options granted between January 1, 1992 and December 31, 1996, rights to receive Additional Options, as defined in the Second Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc., are attached to each option and Additional Options will be granted upon exercise, subject to certain conditions, if the exercise price is paid using shares of Owens-Illinois Common Stock owned by the optionee or the related tax obligation is paid using shares of Owens-Illinois Common Stock owned by the optionee or by relinquising Owens-Illinois Common Stock which the optionee is entitled to receive upon the exercise of the options. Under the 1997 Equity Participation Plan of Owens-Illinois, Inc., for all options granted under the plan, rights to receive Additional Options, as defined in the 1997 Equity Participation Plan of Owens-Illinois, Inc., are attached to each option and Additional Options will be granted upon exercise, subject to certain conditions, if the exercise price is paid using shares of Owens-Illinois Common Stock owned by the optionee or the related tax obligation is paid using shares of Owens-Illinois Common Stock owned by the optionee or by relinquishing Owens-Illinois Common Stock which the optionee is entitled to receive upon the exercise of the options.

(3) Based on actual option term and annual compounding. The assumed annual rates of appreciation of 5 and 10 percent would result in the price of the Company's Common Stock increasing to $65.054 and $103.588, respectively.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
  FISCAL YEAR-END OPTION/SAR VALUES

    Shown below is information with respect to the unexercised options to purchase the Company's Common Stock granted in 1998 and prior years to the named executive officers and held by them at December 31, 1998. No options were exercised by named executive officers in 1998.

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                                 OPTIONS/SARS AT        IN-THE-MONEY OPTIONS/SARS
                                                                DECEMBER 31, 1998        AT DECEMBER 31, 1998(1)
                                                            --------------------------  -------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  ----------  -------------
Joseph H. Lemieux.........................................     325,000       310,000    $4,934,375   $         0
John L. Hodges............................................      82,750        26,250     1,656,625             0
R. Scott Trumbull.........................................      47,500       131,250       460,781             0
David G. Van Hooser.......................................      64,500       112,500       907,000             0
Thomas L. Young...........................................      83,491       131,250       632,915             0

------------------------------

(1) Based on the closing price of the Company's Common Stock on the New York Stock Exchange on that date of $30.625.

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

    The named executive officers are covered by the Company's Performance Award Plan ("PAP") under which eligible employees receive annual cash awards payable at the end of the three-year period covered by the grant of the award. Award payouts under PAP are based on the average annual attainment of the performance objectives set by the Compensation Committee of the Board. For the 1998-2000 award period, performance will be evaluated in comparison to the Company's attained levels of return on assets and earnings per share on an equally weighted basis relative to objectives for that period. The target amounts shown below are earned by Company performance at the level of 100% of the established objectives, with such payment percentage increasing or decreasing four percentage points for each single percentage point increase or decrease, respectively, in performance.

                                                                    PERFORMANCE
                                                                     OR OTHER
                                                                      PERIOD      ESTIMATED FUTURE PAYOUTS UNDER
                                                                       UNTIL        NON-STOCK PRICE-BASED PLANS
                                                                    MATURATION   ---------------------------------
    NAME                                                             OR PAYOUT    THRESHOLD    TARGET     MAXIMUM
------------------------------------------------------------------  -----------  -----------  ---------  ---------
Joseph H. Lemieux.................................................   1998-2000    $  93,792    $468,960        (1)

John L. Hodges....................................................   1998-2000       19,192      95,960        (1)

R. Scott Trumbull.................................................   1998-2000       22,080     110,400        (1)

David G. Van Hooser...............................................   1998-2000       17,736      88,680        (1)

Thomas L. Young...................................................   1998-2000       21,440     107,200        (1)

------------------------------
(1) The maximum dollar amount that may be earned under PAP is not capped.

PENSION PLANS

    The following table illustrates the estimated annual benefits payable under the Owens-Illinois Salary Retirement Plan (the "Retirement Plan") and nonqualified retirement plans in various average earnings classifications upon normal retirement at age 65:

    HIGHEST CONSECUTIVE                                YEARS OF CREDITED SERVICE
         THREE-YEAR           ----------------------------------------------------------------------------
  AVERAGE ANNUAL EARNINGS         20          25          30           35            40            45
----------------------------  ----------  ----------  ----------  ------------  ------------  ------------

        $    200,000          $   52,964  $   66,206  $   79,447  $     92,688  $    104,808  $    116,928

             400,000             109,578     136,973     164,367       191,762       214,088       238,328

             600,000             166,721     208,401     250,082       291,762       323,368       359,728

             800,000             223,864     279,830     335,796       391,762       432,648       481,128

           1,000,000             281,007     351,259     421,510       491,762       541,928       602,528

           1,200,000             338,150     422,687     507,225       591,762       651,208       723,928

           1,400,000             395,293     494,116     592,939       691,762       760,488       845,328

           1,600,000             452,435     565,544     678,653       791,762       869,768       966,728

           1,800,000             509,578     636,973     764,367       891,762       979,048     1,088,128

           2,000,000             566,721     708,401     850,082       991,762     1,088,328     1,209,528

           2,200,000             623,864     779,830     935,796     1,091,762     1,197,608     1,330,928

    The above pension table illustrates benefits calculated on a straight-life annuity basis, and reflects the greater of the regular benefit or the "grandfathered" benefit available under the formula in effect prior to January 1, 1989. The regular benefit does not contain an offset for social security or other amounts, whereas the "grandfathered" benefit does provide for a partial offset for social security benefits.

    The compensation covered by the plans under which the benefits are summarized in the table above equals the sum of base salary, Senior Management Incentive Plan and Performance Award Plan payments, as reported in the Summary Compensation Table for the named executive officers for the last three fiscal years, and is equal to the highest three-year average of such amounts. At January 31, 1999, Mr. Lemieux had 41 years of credited service, Mr. Hodges had 37 years of credited service, Mr. Trumbull had 27 years of credited service, Mr. Van Hooser had 26 years of credited service and Mr. Young had 22 years of credited service under the Retirement Plan. To the extent that benefits in the preceding table cannot, under the limitations of the Code, be provided under the Retirement Plan, such benefits will be provided under the Company's Supplemental Retirement Benefit Plan.

    EMPLOYMENT AGREEMENTS. The Company has entered into employment agreements with certain officers, including the named executive officers listed above, that entitle the participants to receive their base salaries and to participate in designated benefit plans of the Company. The agreements provide for termination of employment at any time, with or without cause, and the benefit plans designated therein and each employee's rights to receive salary and bonuses pursuant thereto are subject to modification by the Company in its sole discretion. Such employment agreements permit executive officers to take part in the Senior Executive Life Insurance Plan, whereby the Company purchases life insurance policies which are transferred to the participants subject, in part, to the executive agreeing not to compete with the Company.

CERTAIN TRANSACTIONS

    During 1998, the law firm of Williams & Jensen, P.C., of which Mr. McMackin is a member, received fees for legal services in connection with various matters. It is anticipated that the Company will continue to utilize the services of Williams & Jensen, P.C. on various Company matters.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    The following non-employee directors serve on the Compensation Committee of the Company's Board of Directors: Edward A. Gilhuly, James H. Greene, Jr. and Michael W. Michelson (chair). Until June, 1987, Mr. Gilhuly and Mr. Greene were officers of the Company. Messrs. Greene, Michelson and Gilhuly are members of KKR & Co. L.L.C., the general partner of Kohlberg Kravis Roberts & Co., L.P., which provides management, consulting and financial services to the Company for an annual fee. In 1998 the payment for the management fee and expenses was $1,382,600. Such services include, but are not necessarily limited to, advice and assistance concerning any and all aspects of the operation, planning and financing of the Company and its subsidiaries, as needed from time to time. In addition, in 1998, the Company paid an investment banking fee of $7,500,000 to KKR & Co., L.L.C. in connection with the Company's acquisition of the glass and plastics packaging businesses of BTR plc.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") of the Company's Board of Directors establishes the Company's policies regarding the compensation of its executive officers and other key managers, and oversees the compensation practices employed pursuant to those policies. The Committee also administers the Company's Equity Participation Plan, the Performance Award Plan ("PAP"), and, with the Chief Executive Officer, the Senior Management Incentive Plan ("SMIP"). The Committee has direct responsibility for the compensation of the Chief Executive Officer.

    The Company's principal objective is to increase share owner value over time. The Committee's executive compensation policies are intended and structured to achieve this objective by emphasis on and adherence to the following principles: (1) focus on a significant equity orientation among executives to align their interests with those of all other share owners, (2) linkage of compensation with achievement of certain specific financial, strategic and operating goals which underlie long-term share owner value, (3) maintenance of plans which are intended to be competitive with those of other successful companies of comparable size, particularly those in the industries in which the Company competes, and (4) effective communication and straightforward administration of plans that are well understood and not unduly complex.

    The components of the Company's executive officer compensation are:

                  - Base Salary
                  - Annual Incentive
                  - Long-Term Incentives
                  - Benefits

    BASE SALARY. Base salaries are set at levels intended to be competitive with industrial companies of comparable size in a broad range of American industries, which the Committee believes are the Company's competitors for executive talent. The Committee reviews salaries annually and provides salary adjustments based on periodic reviews of competitive considerations. In 1998, Mr. Lemieux was granted a $23,280 increase in base salary, representing a 4.0% adjustment on an annualized basis.

    ANNUAL INCENTIVE. The Company's SMIP establishes target annual incentives for key executives in the form of a percentage of base salary (up to a maximum target incentive of 100% in the case of the Chief Executive Officer). The SMIP provides for annual incentive awards consisting of a corporate performance component based on the Company's attainment of an annual rate of return on net assets ("RONA") and an earnings per share ("EPS") target, on an equally weighted basis, established by the Board as the performance objectives for the year, an operating unit RONA performance component (for executive positions at the unit level), and a discretionary component. Each performance component and, in the aggregate, the discretionary components are contingent on the Company's attainment of the corporate RONA and EPS objectives for the year.

    The SMIP establishes precise quantitative relationships between performance and payout percentages within defined minimum/maximum ranges. The total bonus pool available for distribution to all covered executives, including the Chief Executive Officer, cannot exceed 150% of the total of all target bonuses for the covered executives.

    A recipient of an SMIP payment may elect to receive restricted stock in lieu of cash for all or a portion of such payment. Such restricted stock is issued under the terms of the 1997 Equity Participation Plan of Owens-Illinois, Inc., which plan was approved by the share owners at the 1997 Annual Meeting. A recipient who so elects receives a number of shares of restricted stock equal to 120% of the amount of cash forgone divided by the closing price of the Common Stock on the last trading day prior to the date on which the cash amount would have been paid. Except as otherwise provided in the 1997 Equity Participation Plan of Owens-Illinois, Inc., such restricted stock vests on the third anniversary of the date on which the cash amount would have been paid.

    Based on the Company's RONA and EPS performance relative to its 1998 RONA and EPS objectives, and further based on the Committee's evaluation of certain other performance factors relating to the Chief Executive Officer, Mr. Lemieux was granted an SMIP award of $650,000 for 1998.

    LONG-TERM INCENTIVES. There are two forms of long-term incentives utilized for key executives: PAP, which provides cash awards, and stock options granted pursuant to the Company's Equity Participation Plan.

    The PAP establishes target cash awards for key executives based on a percentage of base salary at the time of the award (up to a maximum target award of 75% in the case of the Chief Executive Officer). The PAP is based on a three-year performance cycle. Award payouts are based on the average annual attainment of the performance objectives set by the Board for each year of each award period. The Board establishes the performance criteria under this Plan and sets the relative weighting where multiple criteria are applicable. For the 1997-1999 and 1998-2000 award periods, performance will be evaluated in comparison to the Company's attained level of EPS relative to objectives for these periods. Under the Plan, performance at the level of 100% of these established objectives results in a 100% payment of the PAP award, with such payment percentage increasing or decreasing four percentage points for each single percentage point increase or decrease, respectively, in performance.

    A recipient of a PAP payment may elect to receive restricted stock in lieu of cash for all or a portion of such payment on the same terms described above with respect to SMIP payments.

    The Committee previously approved a PAP allotment to Mr. Lemieux for the 1996-1998 award period of $435,000, and the Committee determined, in the manner described in the immediately preceding paragraph, that performance in 1996-1998 award period relative to the RONA and earnings per share objectives established for this period warranted a 110.3% payout of Mr. Lemieux's 1996-1998 PAP allotment.

    In 1998, the Committee approved a PAP allotment to Mr. Lemieux for the 1998-2000 award period of $468,960.

    The Company Equity Participation Plan provides executives with the opportunity to acquire an equity interest in the Company and to share in the appreciation of the value of the stock. Stock options only have value if the stock price appreciates from the date the options are granted. Furthermore, under the form of Stock Option Agreement currently approved by the Committee, exercisability of options is not available until the fifth year after the grant date unless exercisability has been accelerated by virtue of increase(s) in the Company stock price.

    Each year the Committee determines the total number of options to be awarded to all eligible key employees as a group. The Committee determined that in 1998 a pool approximately equal to 1.2% of the total number of outstanding shares of common stock of the Company was sufficient to achieve the overall goals of the plan. The number of options awarded to each eligible key employee, including the Chief Executive Officer and each executive officer, is based on the opportunity for such individual to enhance shareholder value through the effective performance of such individual's job responsibilities. Consideration is also given to the total number of options previously granted to such individual. In 1998, Mr. Lemieux was granted options on 160,000 shares.

    BENEFITS. Benefits offered to executive officers are essentially the same as those offered to all salaried employees of the Company. The level and nature of such benefits are reviewed from time to time to ensure that they are competitive, tax efficient, and otherwise appropriate in the judgment of the Committee.

    The Committee believes that the executive compensation policies and programs described above serve the interest of all share owners and the Company and substantially link the compensation of the Company's executives with the Company's performance.

    TAX DEDUCTIBILITY COMPENSATION. During 1993, the Internal Revenue Code of 1986 was amended by adding a new Section 162(m), which denies a tax deduction to a publicly held corporation for compensation paid to its Chief Executive Officer and its other four most highly compensated officers to the extent any such compensation exceeds $1 million in a taxable year after 1993. Such denial of tax deductibility is subject, however, to an exception for "performance-based compensation." The Internal Revenue Service has issued regulations purporting to interpret and implement the provisions of Section 162(m).

    Mr. Lemieux is the only executive whose compensation under the Company's cash compensation plans is potentially subject to the provisions of Section 162(m). Mr. Lemieux has elected, pursuant to a deferred compensation plan previously approved by the Committee, to defer until his retirement an amount of his potential incentive compensation for 1999 such that his total compensation will not in any event exceed the $1 million deductibility limit in 1999. Of the amount deferred by Mr. Lemieux for 1998, $622,354 was taken in the form of restricted stock under the 1997 Equity Participation Plan.

                                          Michael W. Michelson, Chairman

                                          Edward A. Gilhuly

                                          James H. Greene, Jr.

PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               AMONG OWENS-ILLINOIS, S&P 500 AND PACKAGING GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           OWENS-ILLINOIS   S&P 500    PACKAGING GROUP
1993              $100.00    $100.00            $100.00
1994               $88.89    $101.32            $107.49
1995              $117.17    $139.40            $127.04
1996              $183.84    $171.40            $157.22
1997              $306.56    $228.59            $188.78
1998              $247.47    $293.91            $178.23

    The above graph compares the performance of the Company's Common Stock with that of a broad market index (the S&P 500 Composite Index) and a packaging group consisting of companies with lines of business or product end uses comparable to those of the Company for which market quotations are available.

    The packaging group consists of: Aluminum Co. of America, Aptargroup Inc., Avery Dennison Corp., Ball Corp., Bemis Co., BWAY Corporation, Chesapeake Corp., Crown Cork & Seal Co., Johnson Controls Inc., Liqui-Box Corp., The Mead Corp., Multi-Color Corp., Owens-Illinois Inc., Reynolds Metals Co., Sealed Air Corp., Silgan Holdings, Inc., Sonoco Products Co., Tredegar Industries, U.S. Can Co., and Vitro Sociedad Anonima (ADSs). Market quotations ceased to be available for Continental Can and Sealright Co. following acquisitions of these companies in 1998. Their elimination from the packaging group in 1998 did not have a significant effect on total returns for prior periods. BWAY Corporation and Silgan Holdings Inc. were added to the packaging group in 1998 using market quotations from the dates they were first available in June 1995 and February 1997, respectively. Their addition to the packaging group did not have a significant effect on total returns for periods following the first availability of market quotations.

    The comparison of total return on investment for each period is based on the change in market value of the stock, including additional shares assumed purchased through reinvestment of dividends, if any.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 15, 1999 (except as otherwise noted in the footnotes below) by each beneficial owner of more than five percent of the Company's outstanding Common Stock known to the Company, each of the Company's directors and nominees for director, each of the named executive officers and all directors and executive officers of the Company as a group.

                                   NUMBER OF
                                     SHARES
       NAME AND ADDRESS           BENEFICIALLY
     OF BENEFICIAL OWNER            OWNED(1)        PERCENTAGE
------------------------------  ----------------   ------------
KKR Associates, L.P.(2).......     36,000,000             23.1%
  9 West 57th Street
  New York, New York 10019
FMR Corp.(3)..................     17,509,515             11.3
  82 Devonshire Street
  Boston, Massachusetts 02109
Neuberger Berman, LLC(4)......      7,924,108              5.1
  605 Third Avenue
  New York, New York
  10158-3698
Putnam Investments, Inc.(5)...      8,421,938              5.4
  One Post Office Square
  Boston, MA 02109
Joseph H. Lemieux(1)..........        786,581(6)           0.5
Thomas L. Young(1)............        134,550(6)           0.1
Robert J. Dineen(1)...........         27,282          --
Edward A. Gilhuly(2)..........         10,000          --
James H. Greene, Jr.(2).......       --                --
Henry R. Kravis(2)............       --                --
Robert J. Lanigan(1)..........        353,278              0.2
Robert I. MacDonnell(2).......       --                --
John J. McMackin, Jr.(1)......         28,019          --
Michael W. Michelson(2)(7)....         20,000          --
George R. Roberts(2)..........       --                --
John L. Hodges(1).............        100,082(6)           0.1
R. Scott Trumbull(1)..........        151,813(6)           0.1
David G. Van Hooser(1)........        101,569(6)           0.1
All directors and executive
  officers as a group (other
  than as set forth in
  relation to KKR Associates,
  L.P.) (30 persons)..........      2,324,245(6)           1.5

                                                   (FOOTNOTES ON FOLLOWING PAGE)

(FOOTNOTES FOR PRECEDING PAGE)

------------------------

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The information includes: all currently exercisable options granted to Messrs. Lemieux, Young, Dineen, Lanigan, McMackin, Hodges, Trumbull and Van Hooser. The number of shares beneficially owned includes 325,000 shares subject to options granted to Mr. Lemieux; 83,491 shares subject to options granted to Mr. Young; 18,182 shares subject to options granted to Mr. Dineen; 75,000 shares subject to options granted to Mr. Lanigan; 18,391 shares subject to options granted to Mr. McMackin; 82,750 shares subject to options granted to Mr. Hodges; 47,500 shares subject to options granted to Mr. Trumbull; 64,500 shares subject to options granted to Mr. Van Hooser; and 1,022,339 shares subject to options granted to all directors and officers as a group (other than as set forth in relation to KKR Associates, L.P.).

(2) Shares shown as owned by KKR Associates, L.P. are owned of record by three limited partnerships of which KKR Associates, L.P. is the sole general partner and as to which it possesses sole voting and investment power. KKR Associates is a limited partnership of which Henry R. Kravis, George R. Roberts, Robert I. MacDonnell, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly (all directors of the Company), Paul E. Raether, Michael
    T. Tokarz, Perry Golkin, Clifton S. Robbins, and Scott Stuart are the general partners. Such persons may be deemed to share beneficial ownership of the shares shown as owned by KKR Associates, L.P. The foregoing persons disclaim beneficial ownership of such shares of the Company.

(3) The Schedule 13G received by the Company from FMR Corp. ("FMR"), Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company ("Fidelity"), indicated that Fidelity, a wholly-owned subsidiary of FMR and an investment advisor under the Investment Advisors Act of 1940, is the beneficial owner of 15,958,452 shares of the Common Stock as a result of acting as investment advisor to various investment companies. The number of shares of Common Stock owned by the investment companies at December 31, 1998 included 703,472 shares of Common Stock resulting from the assumed conversion of 741,200 shares of the $2.375 Convertible Preferred Stock (0.949 shares of Common Stock for each share of the $2.375 Convertible Preferred Stock). Edward C. Johnson 3d, FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 15,958,452 shares owned by the funds. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 1,551,062 shares of Common Stock outstanding of the Company as a result of its serving as investment manager of the institutional account(s). The number of shares of Common Stock owned by the institutional account(s) at December 31, 1998 included 84,280 shares of Common Stock resulting from the assumed conversion of 88,800 shares of the $2.375 Convertible Preferred Stock described above. Edward C. Johnson 3d and FMR, through its control of Fidelity Management Trust Company, each has sole dispositive power over 1,551,062 shares of Common Stock and sole power to vote or to direct the voting of 1,063,062 shares of Common Stock, and no power to vote or to direct the voting of 488,000 shares of Common Stock owned by the institutional account(s) as reported above.

(4) The Schedule 13G received by the Company from Neuberger Berman, LLC and Neuberger Berman Management Inc. indicated it is beneficial owner of 7,924,108 shares of Common Stock with shared dispositive power with respect to 7,924,108 shares of Common Stock, with sole voting power with respect to 4,950,083 shares of Common Stock and shared voting power with respect to 2,163,600 shares of Common Stock. Neuberger Berman, LLC disclaims any economic interest in these securities of its clients. The foregoing Schedule 13G indicated that in addition to the above shares, principal(s) of Neuberger Berman, LLC own 55,650 shares of Common Stock. Principal(s) own these shares in their own personal securities accounts. Neuberger Berman, LLC disclaims beneficial ownership of these shares since these shares were purchased with each principal(s) personal funds and each principal has exclusive dispositive and voting power over the shares held in their respective accounts.

(5) The Schedule 13G received by the Company from Putnam Investments, Inc. ("PI") indicated that the filing was made on behalf of PI, its parent company, Marsh & McLennan Companies, Inc. ("MMC"), two subsidiaries of PI which are registered investment advisors, Putnam Investment Management, Inc. ("PIM") and the Putnam Advisory Company, Inc. ("PAC"). The Schedule 13G filing further stated that neither MMC nor PI have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G. The Schedule 13G indicated that PIM had shared dispositive power over 7,895,234 shares of Common Stock; and that PAC had shared voting power over 539,857 shares of Common Stock and shared dispositive power over 526,704 shares of Common Stock.

(6) The table includes the number of shares of Common Stock that Joseph H. Lemieux, Thomas L. Young, John L. Hodges, R. Scott Trumbull, David G. Van Hooser and all directors and officers as a group (other than as set forth in relation to KKR Associates, L.P.) held in the Stock Purchase and Savings Program as of February 28, 1999.

(7) Does not include 3,000 shares of Common Stock held in an irrevocable trust created by Mr. Michelson for the benefit of his children with respect to which Mr. Michelson disclaims any beneficial ownership.

    The limited partnership agreements pursuant to which two of the limited partnerships noted in footnote 2 above (the "KKR Partnerships") were organized will, by their terms, expire on December 31, 1999, unless amended by all of the limited partners to extend the term beyond such date. There can be no assurance that KKR Associates, L.P., as general partner of the KKR Partnerships, will seek an amendment or, if sought, that an amendment will be approved by the limited partners. If the partnership agreements expire, the limited partnerships will dissolve. In the event of the dissolution and winding up of the limited partnerships, KKR Associates, L.P. will have sole discretion regarding the timing (which may be one or more years after the expiration of the partnership agreements) and manner of the disposition of any Common Stock held by such limited partnerships, including public or private sales of such Common Stock, the distribution of such Common Stock to the limited partners of the limited partnerships or a combination of the foregoing.

                              GENERAL INFORMATION

AUDITORS

    The Board, upon the recommendation of the Audit Committee, has approved the selection of Ernst & Young LLP as the Company's independent auditors for 1999. Representatives of Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

OUTSTANDING STOCK

    An aggregate of 155,810,489 shares of the Company's Common Stock was outstanding at the close of business on March 15, 1999. Each share entitles its holder of record to one vote on each matter upon which votes are taken at the Annual Meeting. Shares of Common Stock held by the trustee under the Company's 401(k) plans must be voted by the trustee in accordance with written instructions from participants in such plan or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares for which instructions were received from participants. No other securities are entitled to be voted at the Annual Meeting.

REVOCABILITY OF PROXIES

    Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing or at the 1999 Annual Meeting.

SOLICITATION COSTS

    The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board's recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

VOTING PROCEDURES

    The By-laws of the Company (the "By-laws") provide that a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, the holders of which are present in person or represented by proxy, shall constitute a quorum at any Annual Meeting.

    Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. The inspectors of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of voting stock represented by "broker non-votes" (i.e., shares of voting stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote,
(ii) the broker or nominee does
not have discretionary voting power under applicable New York Stock Exchange rules or the instrument under which it serves in such capacity, and (iii) the recordholder has indicated on the proxy card or otherwise notified the Company that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum.

    The By-Laws provide that all matters to come before the Annual Meeting require the approval of the vote of the holders of a majority of the stock present in person or represented by proxy, unless the question is one upon which by express provision of law, or the Certificate of Incorporation, or the By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. On any such matters, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals, however, will be deemed shares not having voting power on such proposals. Accordingly, broker non-votes will not be counted for purposes of determining whether the requisite majority vote has been received in favor of the approval of the benefit plans described herein.

    The By-Laws further provide that all elections shall be had and all questions decided by a plurality vote. Therefore, directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes.

    If a properly signed proxy form is returned to the Company and is not marked, it will be voted in accordance with management's recommendations on all proposals.

OTHER MATTERS

    Management of the Company does not know of any matter that will be presented for action at the 1999 Annual Meeting other than the election of directors. However, if any other matter should be brought to a vote at the meeting, all shares covered by proxies solicited hereby will be voted with respect to such matter in accordance with the proxy holders' discretion.

SECTION 16 BENEFICIAL OWNERSHIP COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater-than-ten-percent holders are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no reports were required, all of its directors and executive officers made all required filings on time during 1998.

SHARE OWNER PROPOSALS AND NOMINATIONS FOR 2000 ANNUAL MEETING

    A share owner desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting must deliver the proposal so that it is received by the Company no later than December 1, 1999. The Company requests that all such proposals be addressed to James W. Baehren, Secretary, Owens-Illinois, Inc., One SeaGate, Toledo, Ohio 43666, and mailed by certified mail, return receipt requested.

REPORTS TO SHARE OWNERS

    The Company has mailed this Proxy Statement and a copy of its 1998 Annual Report to each share owner entitled to vote at the Annual Meeting. Included in the 1998 Annual Report are the Company's consolidated financial statements for the year ended December 31, 1998.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY SENDING A WRITTEN REQUEST THEREFOR TO OWENS-ILLINOIS, INC., INVESTOR RELATIONS, ONE SEAGATE, TOLEDO, OHIO 43666.

Toledo, Ohio
March 31, 1999

                                     [LOGO]

                           OWENS-ILLINOIS, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


P The undersigned hereby appoints David G. Van Hooser, Jeffrey A. Denker and
  James W. Baehren and each of them, or if more than one is present and acting R then a majority thereof, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated below, all O shares of common stock of Owens-Illinois, Inc. held of record by the undersigned on March 15, 1999, at the Annual Meeting of Share Owners to be X held on May 12, 1999, or at any adjournment thereof.

Y      Election of Directors, Nominees:

       Class II: Edward A. Gilhuly, Robert J. Lanigan and John J. McMackin, Jr.


(PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE HEREOF AND RETURN IT IN THE ENCLOSED ENVELOPE)

                                                                   SEE REVERSE
                                                                       SIDE

      PLEASE MARK YOUR
X     VOTES AS IN THIS
      EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHARE OWNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.


                            FOR         WITHHELD
1. Election of Directors  /   /          /   /     WITHHOLD AUTHORITY to vote for all    2. In their discretion, the Proxies are
   FOR nominees listed                             nominees listed on reverse side          authorized to vote upon such other
   on the reverse side                                                                      business as may properly come before
   (except as marked to                                                                     the meeting.
   the contrary).

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)



___________________________________________________


                                       Please sign exactly as name appears
                                       hereon. When shares are held by joint
                                       owners, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by
                                       President or other authorized officer.
                                       If a partnership, please sign in
                                       partnership name by authorized person.

                                       PLEASE MARK, SIGN, DATE AND RETURN THE
                                       PROXY CARD PROMPTLY USING THE ENCLOSED
                                       ENVELOPE.

                                       ______________________________________
                                        Signature

                                       ______________________________________
                                        Signature, if held jointly      DATE